   As filed with the Securities and Exchange Commission on November ___, 1997
                                             Registration No. 333-______________
------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                                   ----------
                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                     THE GREAT AMERICAN BACKRUB STORE, INC.
-------------------------------------------------------------------------------
               (Exact name of issuer as specified in its charter)

         New York                                      13-3729043
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(State or other jurisdiction of           (I.R.S. Employer Identification No.)
incorporation or organization)

4500 140th Avenue North, Suite 221, Clearwater, Florida                33762
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    (Address of Principal Executive Offices)                         (Zip Code)

                             Satisfaction Agreement
                      Termination and Settlement Agreement
                              Settlement Agreement
                             Finder's Fee Agreement
                            Client Service Agreement
                     --------------------------------------
                            (Full title of the Plan)

                              David Coia, President
                     The Great American BackRub Store, Inc.
                          4500 140th Avenue, Suite 221
                            Clearwater, Florida 33762
                     --------------------------------------
                     (Name and address of agent for service)

                                 (813) 532-4818
          ------------------------------------------------------------
          (Telephone number, including area code of agent for service)
                                   ----------
                                   copies to:

                             Sommer & Schneider LLP
                         600 Old Country Road, Suite 535
                              Garden City, NY 11530
                                 (516) 228-8181

         Approximate date of commencement of proposed sale to the public: Upon the effective date of this Registration Statement.

                         CALCULATION OF REGISTRATION FEE



                                                  Proposed             Proposed
 Title of                                          maximum              maximum
securities                   Amount                offering            aggregate         Amount of
  to be                      to be                 price per           offering         registration
registered                registered                 share               price             fee(1)
-----------              ------------           -------------         ----------          --------
Common Stock,
$0.001 par value           1,830,000                 $0.75            $1,372,500.00      $415.90

Common Stock
Purchase Warrant              243,333                  --                       --          --

Common Stock(2),
$0.001 par value              243,333                $0.50              $121,666.50      $ 36.87

Common Stock
Purchase Warrant              163,333                   --                      --          --

Common Stock(2)
$0.001 par value              163,333                $0.75              $122,499.75      $ 37.13

Common Stock
Purchase Warrant              163,334                   --                       --           --

Common Stock (2)
$0.001 par value              163,334                $1.00              $163,334.00      $ 49.50

TOTAL                                                                 $1,780,000.25      $539.40


------------
(1) The fee with respect to these shares has been calculated pursuant to Rules 457(h) and 457(c) under the Securities Act of 1933 and based upon the average of the last price per share of the Registrant's Common Stock on November 10, 1997, a date within five (5) days prior to the date of filing of this Registration Statement, as reported by the NASDAQ SmallCap Market.

(2) Issuable upon exercise of the Common Stock Purchase Warrants.

Documents Incorporated by Reference   /X/    Yes         / /     No

                                     PART II

Item 3.  Incorporation of Documents by Reference.

                  The following documents are incorporated by reference in this Registration Statement and made a part hereof:

(a) The Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1996, as amended; and

(b) The Company's Quarterly Report on Form 10-QSB for the period ended March 31, 1997; and

(c) The Company's Quarterly Report on Form 10-QSB for the period ended June 30, 1997; and

(d)  The Company's Current Report on Form 8-K dated September 30, 1997;

(e) The Company's Current Report on Form 8-K dated October 16, 1997;

(f) The Company's quarterly Report on Form 10-QSB for the period ended September 30, 1997, as amended; and

(g) All other documents filed by the Company after the date of this Registration Statement under Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment to the Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining in the Registration Statement and to be part thereof from the date of filing of such documents.

Item 4.  Description of Securities.

                  Not Applicable

Item 5.  Interest of Named Experts and Counsel.

                  Certain legal matters in connection with the shares being registered herein will be passed upon for the Company by Sommer & Schneider LLP, 600 Old Country Road, Suite 535, Garden City, NY 11530.

Item 6.  Indemnification of Directors and Officers.

                  The Certificate of Incorporation and By-laws of the Company provide that the Company shall indemnify to the fullest permitted by New York law any person whom it may indemnify thereunder, including directors, officers, employees and agents of the Company. Such indemnification (other than as ordered by a court) shall be made by the Company only upon a determination that indemnification is proper in the circumstances because the individual met the applicable standard of conduct i.e., such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the Company. Advances for such indemnification may be made pending such determination. Such determination shall be made by a majority vote of a quorum consisting of disinterested directors, or by independent legal counsel or by the stockholders. In addition, the Certificate of Incorporation provides for the elimination, to the extent permitted by New York law, of personal liability of directors to the Company and its stockholders for monetary damages for breach of fiduciary duty as directors.

                  The Company has obtained a directors and officers insurance and company reimbursement policy. The policy insures directors and officers against unindemnified loss arising from certain wrongful acts in their capacities and reimburse the Company for such loss for which the Company has lawfully indemnified the directors of officers.

                  The Company has also agreed to indemnify each director and executive officer pursuant to an Indemnification Agreement with each such director and executive officer from and against any and all expenses, losses, claims, damages and liability incurred by such director or executive officer for or as a result of action taken or not taken while such director or executive officer was acting in his capacity as a director, officer, employee or agent of the Company. The obligations of the Company for indemnification is limited to the extent provided in the New York Business Corporation Act and is also limited in situations where, among others, the indemnitee is deliberately dishonest, gains any profit or advantage to which he is not legally entitled or is otherwise indemnified.

                  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


Item 7.  Exemption From Registration Claimed.

                  Not Applicable.

Item 8.  Exhibits.

Number            Description
------            -----------
4.0               Form of Warrant and Schedule of Warrant Holders and Exercise Prices

5.0               Consent and Opinion of Sommer & Schneider LLP

23.0              Consent of BDO Seidman, LLP

99.0              Finder's Fee Agreement between The Great American BackRub Store, Inc. and Josh Alexander
                  Associates dated October 16, 1997, as amended and supplemented

99.1              Termination and Settlement Agreement between The Great American BackRub Store, Inc. and Terrance
                  Murray dated as of October 16, 1997.

99.2              Settlement Agreement between The Great American BackRub Store, Inc. and Keith Dee dated October
                  28, 1997.

99.3              Satisfaction Agreement between The Great American BackRub Store, Inc. and Bernard Winciq dated
                  October 16, 1997

99.4              Consent of Board of Directors dated October 15, 1997

99.5              Client Service Agreement dated November 14, 1997 between Claudio Iodice, Ronald Russo and The
                  Great American BackRub Store, Inc.

99.6              Finder's Fee Agreement dated November 10, 1997 between The Great American BackRub Store, Inc.,
                  Larry Penna and Herman Epstein.

99.7              Warrant Exercise and Indemnification Agreement.

Item 9.  Undertakings.

                  The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

         (b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

         (c) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                  Provided, however, that paragraphs (1)(a) and (1)(b) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by this paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to
         Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
         1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5) To deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Item 310(b) of Registration S-B is not set forth in the prospectus, to deliver, or cause to be delivered, to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(6) To deliver or cause to be delivered with the prospectus to each employee to whom the prospectus is sent or given, a copy of the registrant's annual report to stockholders for its last fiscal year, unless such employee otherwise has received a copy of such report, in which case the registration shall state in the prospectus that it will promptly furnish, without charge, a copy of such report on written request of the employee. If the last fiscal year of the registrant has ended within 120 days prior to the use of the prospectus, the annual report of the registrant for the preceding fiscal year may be so delivered, but within such 120-day period the annual report for the last fiscal year will be furnished to each such employee.

(7) To transmit or cause to be transmitted to all employees participating in the Plans who do not otherwise receive such material as stockholders of the registrant, at the time and in the manner such material is sent to its stockholders, copies of all reports, proxy statements and other communications distributed to its stockholders generally.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Clearwater, State of Florida, on November 24, 1997.

                              THE GREAT AMERICAN BACKRUB STORE, INC.

                              /s/ David Coia
                             --------------------------------------------------
                              David Coia, President and Chief Operating Officer


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

Signatures                                                                Date
----------                                                                ----

/s/ David S. Coia              Chairman and Chief Executive Officer          November 24, 1997
--------------------------
David S. Coia



/s/ David Coia                 President and Chief Operating Officer         November 24, 1997
---------------------------
David Coia



/s/ David West                Chief Financial Officer, Treasurer,            November 24, 1997
---------------------------   Secretary and Director
David West



/s/ Kevin P. Stone            Director                                       November 24, 1997
---------------------------
Kevin P. Stone



/s/ Waylon E. McMullen        Director                                       November 24, 1997
---------------------------
Waylon E. McMullen

                                        7

                                 EXHIBIT INDEX

Exhibit
Number            Description
------            ------------
4.0               Form of Warrant and Schedule of Warrant Holders and Exercise Prices

5.0               Consent and Opinion of Sommer & Schneider LLP

23.0              Consent of BDO Seidman, LLP

99.0              Finder's Fee Agreement between The Great American BackRub Store, Inc. and Josh Alexander
                  Associates dated October 16, 1997, as amended and supplemented

99.1              Termination and Settlement Agreement between The Great American BackRub Store, Inc. and Terrance
                  Murray dated as of October 16, 1997.

99.2              Settlement Agreement between The Great American BackRub Store, Inc. and Keith Dee dated October
                  28, 1997.

99.3              Satisfaction Agreement between The Great American BackRub Store, Inc. and Bernard Winciq dated
                  October 16, 1997

99.4              Consent of Board of Directors dated October 15, 1997

99.5              Client Service Agreement dated November 14, 1997 between Claudio Iodice, Ronald Russo and The
                  Great American BackRub Store, Inc.

99.6              Finder's Fee Agreement dated November 10, 1997 between The Great American BackRub Store, Inc.,
                  Larry Penna and Herman Epstein.

99.7              Warrant Exercise and Indemnification Agreement.